Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,663,590
Unrealized Gain (Loss) on Market Value of Futures	289,760
Dividend Income	64,500
Interest Income	127,681
ETF Transaction Fees	1,050
Total Income (Loss)	$7,146,581

Expenses
General Partner Management Fees	$60,767
Professional Fees	2,876
Brokerage Commissions	8,519
Non-interested Directors' Fees and Expenses	1,053
Total Expenses	73,215
Expense Waiver	(223)
Net Expenses	$72,992
Net Income (Loss)	$7,073,589

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/19	$94,160,437
Additions (50,000 Shares)	1,052,468
Withdrawals (200,000 Shares)	(4,082,405)
Net Income (Loss)	7,073,589

Net Asset Value End of Month	$98,204,089
Net Asset Value Per Share (4,750,000 Shares)	$20.67

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596